Exhibit 10.3

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made as of [                    , 200_] by and between Hockey Merger Corporation, a Delaware corporation (the “Company”), and [                        ] (the “Indemnitee”).

RECITALS

The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as, or continue to serve as, as the case may be, officers and directors of the Company and to indemnify its officers and directors so as to provide them with the maximum protection permitted by law.

AGREEMENT

In consideration of the mutual promises made in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and Indemnitee hereby agree as follows:

1. Indemnification.

(a) Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that Indemnitee shall be, is or was, or shall have been a director, officer, employee or agent of the Company, or any subsidiary of the Company, or by reason of the fact that Indemnitee shall serve, is or was serving, or shall have served at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b) Proceedings By or in the Right of the Company. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee shall be, is or was, or shall have been a director, officer, employee or agent of the Company, or any subsidiary of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and, to the fullest extent permitted by law, amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld), in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action, suit or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its stockholders, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudicated by court order or judgment to be liable to the Company in the performance of Indemnitee’s duty to the Company and its stockholders unless and only to the extent that the court in which such action or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which such court shall deem proper.

(c) Mandatory Payment of Expenses. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1(a) or Section 1(b) or the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee in connection therewith.

(d) Other Payment of Expenses. Other than for indemnification of expenses by the Company pursuant to Section 1(c) or otherwise ordered by a court of law, Indemnitee shall be indemnified by the Company against expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee only if authorized in a specific case upon a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth in Section 1(a) or 1(b), as applicable, which determination shall be made by one of the following methods (as chosen by the Company): (i) by a majority vote of the directors who are not parties to the applicable action, suit or proceeding (“Disinterested Directors”), even though less than a quorum may have been present, or by a committee of Disinterested Directors appointed thereby, (ii) by Independent Legal Counsel (as such term is defined below), reasonably acceptable to Indemnitee and the Company, in a written opinion applying the applicable standard of conduct set forth in Section 1(a) or 1(b), as applicable, or (iii) by the stockholders of the Company applying the applicable standard of conduct set forth in Section 1(a) or 1(b), as applicable; provided, that, in any case, all requirements of applicable law have been met. For purposes of this Section 1(d), “Independent Legal Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither presently is, nor in the past five years has been, retained to represent: (A) the Company or Indemnitee in any matter (other than jointly with respect to the rights of Indemnitee under this Agreement or other indemnities, under similar indemnity agreements); or (B) any other party to the action, suit or proceeding giving rise to a claim for indemnification hereunder; provided, however, Independent Legal Counsel shall not include any firm or person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

2. No Employment Rights. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.

3. Expenses; Indemnification Procedure.

(a) Advancement of Expenses. The Company shall advance all expenses (including attorneys’ fees) incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil, criminal, administrative or investigative action, suit or proceeding referred to in Section l(a) or Section 1(b) hereof (including amounts actually paid in settlement of any such action, suit or proceeding). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized pursuant to this Agreement. Any advances to be made under this Agreement shall be paid promptly by the Company to Indemnitee following delivery of a written request therefor by Indemnitee to the Company, which request provides documentation supporting such advances.

(b) Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to any right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the [APPLICABLE PERSON/OFFICE] of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee); but the omission so to notify the Company will not relieve the Company from any liability which it may have to the Indemnitee otherwise than under this Agreement. In addition, Indemnitee shall give the Company such information and cooperation as the Company may reasonably require and as shall be within Indemnitee’s power in order to defend against the applicable claim.

(c) Procedure.

(i) Any indemnification or advances to be made pursuant to Sections 1 and/or 3 shall be made by the Company as soon as practicable, but in no event later than thirty (30) days after receipt of a written request for indemnification or advances, as the case may be, by Indemnitee. During the interval between the Company’s receipt of such a request under paragraph (b) of this Section 3, and the later to occur of (i) payment in full to Indemnitee of the indemnification or advances required by Sections 1 and 3 or (ii) a determination (if required) pursuant to this Agreement and applicable law that Indemnitee is not entitled to indemnification hereunder, the Company shall take all necessary steps (whether or not such steps require expenditures to be made by the Company at that time), to stay (pending a final determination of Indemnitee’s entitlement to indemnification and, if Indemnitee is so entitled, the payment thereof) the execution, enforcement or collection of any judgments, penalties, fines or any other amounts for which Indemnitee may be liable (and as to which Indemnitee has requested indemnification hereunder) in order to avoid Indemnitee being or becoming in default with respect to any such amounts (such necessary steps to include, but not be limited to, the procurement of a surety bond to achieve such stay or a loan to Indemnitee of amounts for which Indemnitee may be liable and as to which a stay of execution as aforesaid cannot be obtained), promptly after receipt of Indemnitee’s written request therefor together with a written undertaking by Indemnitee to repay promptly following receipt of a statement therefor from the

Company, amounts (if any) expended by the Company for such purpose, if it is ultimately determined (if such determination is required) that Indemnitee is not entitled to be indemnified against such judgments, penalties, fines or other amounts.

(ii) If a claim under this Agreement, under any statute, or under any provision of the Company’s Certificate of Incorporation or Bylaws, as amended, providing for indemnification, is not paid in full by the Company within thirty (30) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 11 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses (including attorneys’ fees) incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company, and Indemnitee shall be entitled to receive interim payments of expenses (including attorneys’ fees) pursuant to Section 3(a) unless and until such defense may be finally and favorably adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including, but not limited to, its Board of Directors, any committee or subgroup thereof, Independent Legal Counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including, but not limited to, its Board of Directors, any committee or subgroup thereof, Independent Legal Counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(d) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 3(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of any action, suit or proceeding relating to such claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such claim in accordance with the terms of such policies.

(e) Selection of Counsel. In the event the Company shall be obligated under Section 3(a) hereof to pay the expenses (including attorneys’ fees) of any action, suit or proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such action, suit or proceeding, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of the Company’s election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same action, suit or proceeding, provided that: (i) Indemnitee shall have the right to employ counsel in any such action, suit or proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such action, suit or proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any claim, action, suit or proceeding brought by or on behalf of the Company against Indemnitee or as to which the Indemnitee shall have made the conclusion provided for in (ii) (B) above.

4. Additional Indemnification Rights; Nonexclusivity.

(a) Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation or the Company’s Bylaws, as amended, or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, it is the intent of the parties hereto that Indemnitee shall, without the necessity of amending this Agreement, be entitled to the full benefit of such expanded indemnification rights. Indemnitee’s rights under this Agreement are contractual rights which may not be diminished, modified or restricted by any subsequent change in the Company’s Certificate of Incorporation, Bylaws or corporate policies, as amended. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation or its Bylaws, as amended, any agreement, any vote of stockholders or disinterested members of the Company’s Board of Directors, the General Corporation Law of the State of Delaware, or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding.

5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses (including attorneys’ fees), judgments, fines or penalties actually or reasonably incurred in the investigation, defense, appeal or settlement of any civil, criminal, administrative or investigative action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or penalties to which Indemnitee is entitled.

6. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise.

For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken, or may be required in the future to undertake, with the SEC to submit the question of indemnification to an appropriate court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

7. Officer and Director Liability Insurance.

(a) The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance carriers to provide the officers and directors of the Company with coverage for losses caused by wrongful acts, or to ensure the Company’s ability to perform its indemnification obligations under this Agreement. Among the applicable considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of director and officer liability insurance, Indemnitee, so long as he or she is a director or officer of the Company, shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer. The Company shall for a period of [            ] years following Indemnitee’s termination as director or officer, as the case may be, insure the Indemnitee in such manner as to provide Indemnitee substantially the same rights and benefits as were accorded to Indemnitee immediately prior to his or her termination as director or officer of the Company, as the case may be.

(b) Notwithstanding the foregoing paragraph (a), the Company shall have no obligation to obtain or maintain director and officer liability insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, if the costs of obtaining or maintaining such coverage is too great in the opinion of the Board of Directors, or if Indemnitee is covered by similar insurance.

8. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 8. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

9. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated under the terms of this Agreement:

(a) Claims Initiated by Indemnitee. To indemnify or advance expenses (including attorneys’ fees) to Indemnitee with respect to any action, suit, proceeding or claim initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 of the General Corporation Law of the State of Delaware, but such indemnification or advancement of expenses (including attorneys’ fees) may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate or if required by applicable law.

(b) Lack of Good Faith. To indemnify Indemnitee for any expenses (including attorneys’ fees) incurred by Indemnitee with respect to any action, suit, proceeding or claim instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such action, suit, proceeding or claim was not made in good faith or was frivolous.

(c) Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to the extent such expenses or liabilities have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Company or by plaintiff.

(d) Claims under Section 16(b). To indemnify Indemnitee for expenses (including any attorneys’ fees) or the payment of profits arising from the purchase and sale, or other action, by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

(e) Settlement. To indemnify Indemnitee for any amounts paid in settlement of any claim, action, suit or proceeding effected without the written consent of the Company; provided, however, the Company shall not settle any claim, action, suit or proceeding in any manner which would impose any penalty or limitation on Indemnitee without the written consent of Indemnitee; provided further, that neither the Company nor Indemnitee shall unreasonably withhold written consent to any proposed settlement.

10. Construction of Certain Phrases.

(a) For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b) For purposes of this Agreement, references to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on

Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

11. Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as part of such action the court determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

12. Miscellaneous.

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of law.

(b) Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in a writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any. Accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(d) Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

(e) Counterparts. This Agreement, and any modification, amendment or waiver hereto, may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(f) Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and inure to the benefit of Indemnitee and Indemnitee’s heirs, legal representatives and assigns.

(g) Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company to effectively bring suit to enforce such rights.

The parties hereto have executed this Agreement as of the day and year set forth on the first page of this Agreement.

HOCKEY MERGER CORPORATION

By:
Name:
Title:
Address:

Tel:
Fax:

AGREED TO AND ACCEPTED:

[INDEMNITEE]

(SIGNATURE)

Address:

Tel:

Fax:

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